SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 23, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 23, 2006, SmartVideo Technologies, Inc. (the “Company”) received the consent of a majority of the outstanding holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Company’s Series A-1 Convertible Preferred Stock, par value $0.001 per share, to: (i) elect Richard E. Bennett, Jr., Michael E. Criden, Glenn H. Singer, and Justin A. Stanley, Jr. as directors of the Company until the next Annual Meeting of stockholders and until their respective successors shall be elected and qualified; (ii) amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 150 million shares; (iii) adopt the Company’s 2005 Stock Incentive Plan; and (iv) ratify the appointment of Sherb & Co. LLP as the Company’s independent accountants for the fiscal year ended December 31, 2005.

The amendment to the Certificate of Incorporation became effective on February 24, 2006, upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware is filed herewith as Exhibit 3.1.

Item 9.01  Financial Statements And Exhibits.

(c)	Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By:	/s/ Richard E. Bennett, Jr.
Name: Richard E. Bennett, Jr.
Title: President & CEO

Date: February 24, 2006

EXHIBIT INDEX

3.1	Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on February 24, 2006.